Exhibit 3.7

                         Amendment of December 20, 1995


ARTICLE III.  BOARD OF DIRECTORS

         Section 12. Committees. (a) Appointment. The Board of Directors, by resolution adopted by a majority of the full board, may establish an Executive Committee, Audit Committee and such other standing or special committees of the board as it may deem advisable, each of which shall consist of two or more members of the Board of Directors. The designation of a committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.


ARTICLE IV.  OFFICERS

         Section 1. Number. The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, General Auditor and a Treasurer, each of whom shall be elected by the Board of Directors. A Chairman of the board of Directors and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. The President and the Chairman of the Board, if any, shall be elected from the membership of the Board of Directors.

                          Amendment of October 18, 1995


ARTICLE III.  BOARD OF DIRECTORS

         Section 15. Considerations in the Event of Merger, Consolidation, etc. In acting upon any proposed merger, consolidation, sale or other disposition of all or substantially all the assets of the Corporation, or any proposal by any person or group to acquire a controlling interest in the Corporation, whether by tender or exchange offer or otherwise, or any similar proposal regarding a potential change in control of the Corporation, the Board of Directors shall take into account the effects that the Corporation's actions and any such transaction may have in the short-term and in the long-term upon the following:
(1) the prospects for potential growth, productivity and profitability of the Corporation; (2) maximizing shareholder value; (3) the Corporation's ability to offer a complete range of services and products to its customers; (4) the Corporation's creditors; (5) the development and general welfare of the Corporation's current employees; (6) the Corporation's retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation; and (7) the ability of the Corporation to provide, as a going concern, services, employment opportunities and benefits, and otherwise to contribute to the communities in which it does business.

                                 BYLAWS

               ONE VALLEY BANCORP OF WEST VIRGINIA, INC.

                           ARTICLE I. OFFICES

The principal offices of the Corporation shall be located in the City of Charleston, County of Kanawha, State of West Virginia. The Corporation may have such other offices, either within or without the State of West Virginia, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                        ARTICLE II. SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the fourth Tuesday in the month of April in each year, at the hour of 12:00 noon, local time, or at such other time on such other day within such month as shall be fixed by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday in the State of the principal office of the Corporation, such meeting shall be held on the next succeeding business day. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 40 days prior to the meeting; provided, however, that in the event that less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 8th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of Board, if any, President, Secretary, or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all outstanding shares of the Corporation entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of West Virginia, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, President, Secretary or the officer of other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to received payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9. Voting of Shares. Subject to the provisions of Section 12 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

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


Shares held by an administrator, executor, guardian, committee, curator, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 11. Informal Action Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 12. Cumulative Voting. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

Section 13. Nominations for election to the Board of Directors. The nominations for election to the Board of Directors other than those made by or on behalf of the existing management of the Corporation, shall be made by a shareholder in writing delivered or mailed to the President not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, the nominations shall be mailed or delivered to the President not later than the close of business on the 7th day following the day on which the notice of meeting was mailed. the notice of nomination shall include to the extent known: (a) name and address of proposed nominee(s); (b) principal occupation of nominee(s); (c) total shares to be voted for each nominee; (d) name and address of notifying shareholder; and (e) number of shares owned by notifying shareholder. Nominations not made in accordance with these requirements may be disregarded by the Chairman of the meeting and in such case the votes cast for each such nominee shall likewise be disregarded.

Section 14. Rules of Conduct at the Annual Meeting. The chairman of the annual meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation: maintenance of order; safety; limitations on the time allotted to questions or comments on the affairs of the corporation; ruling motions or comments out of order (i) as a matter of law or (ii) as inappropriate as a personal grievance, in poor taste, unworkable, moot, repetitious of another proposal on the agenda, or otherwise; restrictions on entry to the meeting after the time prescribed for the commencement thereof; and the opening and closing of the voting polls.

                    ARTICLE III. BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2. Number. election and terms; nominations. Except as otherwise fixed by or pursuant to the provisions of Article VI of the Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors but shall not be less than six nor more than thirty-three. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the board of Directors of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1988, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1989, with each class to hold office until its successor is elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Nominations for the election of directors shall be given in the manner provided in Article II, Section 13, of these bylaws. Directors need not be residents of the State of

West Virginia, but shall hold not less than one hundred shares of the capital stock of the Corporation in order to be eligible to serve as a director of the Corporation.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of West Virginia, for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, if any, the President or the majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of West Virginia, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. Notice. Notice of any special meeting shall be given at least three days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed at least five days prior to the date of meeting, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except as otherwise provided by statute.

Section 6. Quorum. A majority of the number of directors fixed by
Section 2 of this Article m shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at the meeting a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7. Manner Q Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors.

Section 9. Newly created directorships and vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of
Article VI of the Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence to fill a vacancy resulting from the death, resignation, disqualification, removal or other cause shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall have been elected and qualified, and any director elected in accordance with the preceding sentence by reason of an increase in the number of directors shall hold office only until the next election of directors by shareholders and until his successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 10. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, or committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or committee thereof or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 12. Committees.

(a) Appointment. The Board of Directors, by resolution adopted by a majority of the full board, may establish an Executive Committee, Audit Committee and such other standing or special committees of the board as it may deem advisable, each of which shall consist of two or more members of the Board of Directors. The designation of a committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

(b) Authority. The Executive committee, when the Board of Directors is not in session shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the bylaws of the Corporation. The authority of other committees of the board shall be set forth in the resolutions, as amended from time to time, establishing the same.

(c) Tenure and Qualifications. Committees of the board shall consist only of members of the Board of Directors. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee and is elected and qualified. The tenure of members of other committees of the board shall be set forth in the resolutions, as amended from time to time, establishing the same.

(d) Meetings. Regular meetings of the committees of the board may be held without notice at such times and places as each committee may fix from time to time by resolution. Special meetings of the committee may be called by any member thereof upon not less than the one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed at least five days prior to the date of the meeting, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the committee at his business address. Any member of a committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting.

(e) Quorum. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

(f) Action Without a Meeting. Any action required or permitted to be taken by a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee.

(g) Vacancies. Any vacancy in a committee may be filled by a resolution adopted by a majority of the full Board of Directors.

(h) Resignations and Removal. Any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of a committee may resign from the committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(i) Procedure. A committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

Section 13. Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under the specified circumstances, any director may be removed from office, with or without cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

Section 14. Participation in Meetings Means Q Conference Telephone or Similar Instrument. Any or all directors may participate in a meeting of the Board of Directors or in a meeting of a committee of the Board of Directors by means of a conference telephone or any similar electronic communications equipment by which all persons participating in the meeting can hear each other.

Section 15. Considerations in the Event of Merger, Consolidation, etc. In acting upon any proposed merger, consolidation, sale or other disposition of all or substantially all the assets of the Corporation, or any proposal by any person or group to acquire a controlling interest in the Corporation, whether by tender or exchange offer or otherwise, or any similar proposal regarding a potential change in control of the Corporation, the Board of Directors shall take into account the effects that the Corporation's actions and any such transaction may have in the short-term and in the long-term upon the following: (l) the prospects for potential growth, productivity and profitability of the Corporation;
(2) maximizing shareholder value; (3) the Corporation's ability to offer a complete range of services and products to its customers; (4) the Corporation's creditors; (5) the development and general welfare of the Corporation's current employees; (6) the Corporation's retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation; and (7) the ability of the Corporation to provide, as a going concern, services, employment opportunities and benefits, and otherwise to contribute to the communities in which it does business.

                          ARTICLE IV. OFFICERS

Section 1. Number. The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, General Auditor and a Treasurer, each of whom shall be elected by the Board of Directors. A Chairman of the board of Directors and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. The President and the Chairman of the Board, if any, shall be elected from the membership of the Board of Directors.

Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Chairman of the Board and President. The Chairman of the Board or the President, as the Board of Directors may from time to time determine, shall be the principal executive officer of the Corporation. If a Chairman of the Board is not elected or appointed, the President shall be chief executive officer and shall act as chairman of all meetings of the Board of Directors and as chairman of all meetings of the Executive Committee. The principal executive officer of the Corporation shall in general supervise and control all of the business and affairs of the Corporation, subject to the control of the Board of Directors. He shall, when present, preside at all meetings of the shareholders. Whether the Chairman of the Board or the President be designated as the principal executive officer of the Corporation the other shall, in the absence or incapacity of the principal executive officer or by his authority may, exercise any of the powers of the principal executive officer. The Chairman of the Board or the President may sign deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and executing thereof shall be expressly delegated by the Board or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The Chairman of the board and the President shall each, in general, perform all duties incident to their respective offices and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. The Vice Presidents. In the absence of the Chairman of the Board and President or in the event of their death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chairman of the Board and President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board and President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the principal executive officer of the Corporation, the bylaws or the Board of Directors.

Section 7. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post officer address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the principal executive officer of the Corporation, the bylaws or by the Board of Directors.

Section 8. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of
Article V of these bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the principal executive officer of the Corporation, the bylaws or by the Board of Directors. If required by the Board of Directors, the

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Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the principal executive officer of the Corporation, the bylaws or by the Board of Directors.

Section 10. Officers' Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

            ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. The Board of Directors may encumber and mortgage real estate and pledge, encumber and mortgage stocks, bonds and other securities and other personal property of all types, tangible and intangible, and convey any such property in trust to secure the payment of corporate obligations.

Section 3. Checks. Drafts etc.. All checks, drafts and other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

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         ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and sealed with the Corporate Seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 3. Lost Certificates. Any person claiming a certificate of shares to be lost or destroyed shall make an affidavit or affirmation of that fact, and if requested do so by the Board of Directors of the Corporation shall advertise such fact in such manner as the Board of Directors may require, and shall give the Corporation a bond of indemnity in such sum as the Board of Directors may direct, but not less than double the value of shares represented by such certificate, in form satisfactory to the Board of Directors and with or without sureties as the Board of Directors may prescribe; whereupon the President and the Secretary may cause to be issued a new certificate of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed, but always subject to the approval of the Board of Directors.

Section 4. Stock Transfer Books. The stock transfer books of the
Corporation shall be kept in the principal office of the Corporation and shares shall be transferred under such regulations as may be prescribed by the Board of Directors.

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                        ARTICLE VII. FISCAL YEAR

The fiscal year of the Corporation may be fixed and may be changed from time to time by resolution of the Board of Directors. Until the Board of Directors has acted to fix such fiscal year, the fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

                        ARTICLE VIII. DIVIDENDS

The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                       ARTICLE IX. CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal".

                      ARTICLE X. WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these bylaws or under the provisions of the Articles of Incorporation or by law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                         ARTICLE XI. AMENDMENTS

Subject to the provisions of the Articles of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such meeting notice of such purpose shall be given. Subject to the laws of the State of West Virginia, the Articles of Incorporation and these Bylaws, the Board of Directors may be majority vote of those present at any meeting at which a quorum is present amend these Bylaws, or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation; provided, however, that, without the affirmative vote of two-thirds of all members

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of the Board, the Board may not amend the Bylaws to (i) change the principal office of the Corporation, (ii) change the number of directors, (iii) change the number of directors on the Executive Committee, or (iv) make a substantial change in the duties of the Chairman of the Board and the President.

            ARTICLE XII. VOTING SHARES OF OTHER CORPORATIONS

Unless otherwise ordered by the Board of Directors, shares in other corporations held by this Corporation may be voted by the Chairman of the Board or the President of this Corporation.

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